Exhibit 2.2

                                                                  Annex 5.5.1(e)



                         WARBURG, PINCUS VENTURES, L.P.
                  WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.
                              466 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017


September 9, 2004


To: Invacare GmbH & Co. KG
c/o Invacare Corporation
One Invacare Way
P.O. Box 4028 Elyria, Ohio 44036
UNITED STATES OF AMERICA

          Re: Guarantee relating to the Sale and Purchase Agreement regarding the sale and purchase of all shares in WP Domus GmbH dated as of July [30], 2004 (the SPA")

Dear Sirs:

1. Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("WPV"), and Warburg, Pincus Ventures International, L.P., a Bermuda limited partnership ("WPVI"), hereby guarantee, on a joint and several basis, the performance of all of the obligations of WP Domus LLC in its capacity as the Seller under the SPA.

2. (a) WPV hereby represents and warrants to Invacare GmbH & Co. KG ("Invacare GmbH") as follows:

          (i) WPV is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware;

          (ii) WPV has all requisite power and authority to execute and deliver this letter agreement and to perform its obligations hereunder;

          (iii)The execution and delivery by WPV of this letter agreement and the performance by WPV of its obligations hereunder have been duly authorized by all necessary limited partnership action by or on behalf of WPV;

          (iv) This letter agreement has been duly executed and delivered by WPV
               and  constitutes  the  valid  and  binding   obligation  of  WPV,
               enforceable against WPV in accordance with its terms (except as such enforceability may be limited by (A) applicable bankruptcy,
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               insolvency, moratorium,  reorganization or similar laws in effect which affect the enforcement of creditors rights generally or (B) general principles of equity regarding the availability of remedies, whether considered in a proceeding at law or in equity);

          (v) The execution and delivery by WPV of this letter agreement and the performance by WPV of its obligations hereunder do not and will not result in (A) any conflict with or violation of any provision of its certificate of limited partnership or agreement of limited partnership, (B) any breach or violation of or default under (I) any law, regulation, judgment, order or governmental authorization applicable to WPV or by which any of its properties or assets are bound or (II) any contract or agreement to which WPV is a party or by which any of its properties or assets are bound, or (C) the creation or imposition of any lien upon any property or assets of WPV (except, in the case of (B) or (C) above, for such breaches, violations, defaults and liens which do not, individually or in the aggregate, impair the ability of WPV to fulfill its obligations hereunder);

          (vi) No consent, approval or authorization of, or filing with, any governmental authority is required on the part of WPV in connection with the execution and delivery of this letter agreement; and (vii) There are no judicial, regulatory or administrative actions, suits or proceedings pending or, to the knowledge of WPV, threatened, which (A) individually or in the aggregate, impair the ability of WPV to fulfill its obligations hereunder or (B) question the validity of this letter agreement or any action taken or to be taken by WPV in connection herewith.

     (b)  WPVI hereby represents and warrants to Invacare GmbH as follows:

          (i) WPVI is a limited partnership duly formed, validly existing and in good standing under the laws of Berumda;

          (ii) WPVI has all requisite power and authority to execute and deliver this letter agreement and to perform its obligations hereunder;


          (iii)The execution and delivery by WPVI of this letter agreement and the performance by WPVI of its obligations hereunder have been duly authorized by all necessary limited partnership action by or on behalf of WPVI;
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          (iv) This letter  agreement  has been duly  executed and  delivered by
               WPVI and constitutes the valid and binding obligation of WPVI, enforceable against WPVI in accordance with its terms (except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally or (B) general principles of equity regarding the availability of remedies, whether considered in a proceeding at law or in equity);

          (v) The execution and delivery by WPVI of this letter agreement and the performance by WPVI of its obligations hereunder do not and will not result in (A) any conflict with or violation of any provision of its certificate of limited partnership or agreement of limited partnership, (B) any breach or violation of or default under (I) any law, regulation, judgment, order or governmental authorization applicable to WPVI or by which any of its properties or assets are bound or (II) any contract or agreement to which WPVI is a party or by which any of its properties or assets are bound, or (C) the creation or imposition of any lien upon any property or assets of WPVI (except, in the case of (B) or (C) above, for such breaches, violations, defaults and liens which do not, individually or in the aggregate, impair the ability of WPVI to fulfill its obligations hereunder);

          (vi) No consent, approval or authorization of, or filing with, any governmental authority is required on the part of WPVI in connection with the execution and delivery of this letter agreement; and

          (vii)There are no judicial, regulatory or administrative actions, suits or proceedings pending or, to the knowledge of WPVI, threatened, which (A) individually or in the aggregate, impair the ability of WPVI to fulfill its obligations hereunder or (B) question the validity of this letter agreement or any action taken or to be taken by WPVI in connection herewith.

     (c) Each of WPV and WPVI hereby represents and warrants to Invacare GmbH as follows:

          (i) The general partner of WPV and WPVI is Warburg Pincus & Co., a New York general partnership ("WP");

          (ii) WP is a general partnership duly formed, validly existing and in good standing under the laws of the State of New York; and
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          (iii)The  execution  and  delivery by WP of this letter  agreement  as general partner on behalf of WPV and WPVI has been duly authorized by all necessary partnership action by or on behalf of WP.

3. This letter agreement shall be construed in accordance with, and this letter agreement and all matters arising out of or relating in any way whatsoever to this letter agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of Delaware. With respect to any suit, action or proceedings relating to this letter agreement ("Proceedings"), each party hereto irrevocably: (a) submits to the non-exclusive jurisdiction of the federal and state courts located in the State of Delaware; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this letter agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

4. This letter agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. Any such counterpart may be delivered to a party by facsimile.

5. WPV and WPVI acknowledge that the execution and delivery of this letter agreement is a condition to Invacare GmbH's obligation to consummate the purchase contemplated by the SPA and Invacare GmbH would not have entered into the SPA in the absence of such a condition.

[SIGNATURE PAGE FOLLOWS]
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Yours truly,

WARBURG, PINCUS VENTURES, L.P.
By: Warburg Pincus & Co., its General Partner

By:    /s/ Timothy J. Curt
       __________________________________
Name:  Timothy Curt
Title: Partner

WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.
By: Warburg Pincus & Co., its General Partner

By:    /s/ Timothy J. Curt
       __________________________________
Name:  Timothy Curt
Title: Partner

ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE

INVACARE GMBH & CO. KG

By: /s/ Linklaters by proxy for Invacare Corporation
    ________________________________________________
Name:
Title: